                                                                       Exhibit 8

                                CUSTODY AGREEMENT

         This agreement (the "Agreement") is entered into as of the 30th day of August, 1995, by and between Maxus Equity Fund, (the "Fund"), an open-end diversified investment business trust organized under the laws of Ohio and having its office at Maxus Investment Group, 28601 Chagrin Blvd., Suite 500, Cleveland, Ohio 44122 and Star Bank, National Association, (the "Custodian"), a national banking association having its principal office at 425 Walnut Street, Cincinnati, Ohio, 45202.

         WHEREAS, the Fund and the Custodian desire to enter into this Agreement to provide for the custody and safekeeping of the assets of the Fund as required by the Investment Company Act of 1940, as amended (the "Act").

         WHEREAS, the Fund hereby appoints the Custodian as custodian of all the Fund's Securities and moneys at any time owned by the Fund during the term of this Agreement (the "Fund Assets").

         WHEREAS, the Custodian hereby accepts such appointment as Custodian and agrees to perform the duties thereof as hereinafter set forth.

         THEREFORE, in consideration of the mutual promises hereinafter set forth, the Fund and the Custodian agree as follows:

                                    ARTICLE I

                                   DEFINITIONS
                                   -----------

         The following words and phrases, when used in this Agreement, unless the context otherwise requires, shall have the following meanings:

         AUTHORIZED PERSON - the Chairman, President, Secretary, Treasurer, Controller, or Senior Vice President of the Fund, or any other person, whether or not any such person is an officer or employee of the Fund, duly authorized by the Board of Trustees of the Fund to give Oral Instructions and

Written Instructions on behalf of the Fund, and listed in the Certificate annexed hereto as Appendix A, or such other Certificate as may be received by the Custodian from time to time.

         BOOK-ENTRY SYSTEM - the Federal Reserve Bank book-entry system for United States Treasury securities and federal agency securities.

         DEPOSITORY - The Depository Trust Company ("DTC"), a limited purpose trust company, its successor(s) and its nominee(s) or any other person or clearing agency.

         DIVIDEND AND TRANSFER AGENT - the dividend and transfer agent appointed, from time to time, pursuant to a written agreement between the dividend and transfer agent and the Fund.

         FOREIGN SECURITIES - a) securities issued and sold primarily outside of the United States by a foreign government, a national of any foreign country, or a trust or other organization incorporated or organized under the laws of any foreign country OR; b) securities issued or guaranteed by the government of the United States, by any state, by any political subdivision or agency thereof, or by any entity organized under the laws of the United States or of any state thereof, which have been issued and sold primarily outside of the United States.

         MONEY MARKET SECURITY - debt obligations issued or guaranteed as to principal and/or interest by the government of the United States or agencies or instrumentalities thereof, commercial paper, obligations (including certificates of deposit, bankers' acceptances, repurchase agreements and reverse repurchase agreements with respect to the same), and time deposits of domestic banks and thrift institutions whose deposits are insured by the Federal Deposit Insurance Corporation, and short-term corporate obligations where the purchase and sale of such securities normally require settlement in federal funds or their equivalent on the same day as such purchase and sale, all of which mature in not more than thirteen (13) months.

         OFFICERS - the Chairman, President, Secretary, Treasurer, Controller, and Senior Vice President of the Fund listed in the Certificate annexed hereto as Appendix A, or such other Certificate as may be received by the Custodian from time to time.

         ORAL INSTRUCTIONS - verbal instructions received by the Custodian from an Authorized Person (or from a person that the Custodian reasonably believes in good faith to be an Authorized Person) and confirmed by Written Instructions in such a manner that such Written Instructions are received by the Custodian on the business day immediately following receipt of such Oral Instructions.

         PROSPECTUS - the Fund's then currently effective prospectus and Statement of Additional Information, as filed with and declared effective from time to time by the Securities and Exchange Commission.

         SECURITY OR SECURITIES - Money Market Securities, common stock, preferred stock, options, financial futures, bonds, notes, debentures, corporate debt securities, mortgages, and any certificates, receipts, warrants, or other instruments representing rights to receive, purchase, or subscribe for the same or evidencing or representing any other rights or interest therein, or any property or assets.

         WRITTEN INSTRUCTIONS - communication received in writing by the Custodian from an Authorized Person.

                                   ARTICLE II

                DOCUMENTS AND NOTICES TO BE FURNISHED BY THE FUND
                -------------------------------------------------

         A. The following documents, including any amendments thereto, will be provided contemporaneously with the execution of the Agreement, to the Custodian by the Fund:

                  1. A copy of the Declaration of Trust of the Fund certified by the Secretary.
                  2. A copy of the By-Laws of the Fund certified by the Secretary.

                  3. A copy of the resolution of the Board of Trustees of the Fund appointing the Custodian, certified by the Secretary.

                  4.       A copy of the then current Prospectus.

                  5. A Certificate of the President and Secretary of the Fund setting forth the names and signatures of the Officers of the Fund.

         B. The Fund agrees to notify the Custodian in writing of the appointment of any Dividend and Transfer Agent.

                                   ARTICLE III

                             RECEIPT OF FUND ASSETS
                             ----------------------

         A. During the term of this Agreement, the Fund will deliver or cause to be delivered to the Custodian all moneys constituting Fund Assets. The Custodian shall be entitled to reverse any deposits made on the Fund's behalf where such deposits have been entered and moneys are not finally collected within 30 days of the making of such entry.

         B. During the term of this Agreement, the Fund will deliver or cause to be delivered to the Custodian all Securities constituting Fund Assets. The Custodian will not have any duties or responsibilities with respect to such Securities until actually received by the Custodian.

         C. As and when received, the Custodian shall deposit to the account(s) of the Fund any and all payments for shares of the Fund issued or sold from time to time as they are received from the Fund's distributor or Dividend and Transfer Agent or from the Fund itself.

                                   ARTICLE IV

                           DISBURSEMENT OF FUND ASSETS
                           ---------------------------

         A. The Fund shall furnish to the Custodian a copy of the resolution of the Board of Trustees of the Fund, certified by the Fund's Secretary, either (i) setting forth the date of the declaration of any dividend or distribution in respect of shares of the Fund, the date of payment thereof, the record date as of which Fund shareholders entitled to payment shall be determined, the amount payable per share to Fund shareholders of record as of that date, and the total amount to be paid by the Dividend and Transfer Agent on the payment date, OR
(ii) authorizing the declaration of dividends and distributions in respect of shares of the Fund on a daily basis and authorizing the Custodian to rely on a Certificate setting forth the date of the Declaration of any such dividend or distribution, the date of payment thereof, the record date as of which Fund shareholders entitled to payment shall be determined, the amount payable per share to Fund shareholders of record as of that date, and the total amount to be paid by the Dividend and Transfer Agent on the payment date.

         On the payment date specified in such resolution or Certificate described above, the Custodian shall segregate such amounts from moneys held for the account of the Fund so that they are available for such payment.

         B. Upon receipt of Written Instructions so directing it, the Custodian shall segregate amounts necessary for the payment of redemption proceeds to be made by the Dividend and Transfer Agent from moneys held for the account of the Fund so that they are available for such payment.

         C. Upon receipt of a Certificate directing payment and setting forth the name and address of the person to whom such payment is to be made, the amount of such payment, and the purpose for which payment is to be made, the Custodian shall disburse amounts as and when directed from the Fund Assets. The Custodian is authorized to rely on such directions and shall be under no obligation to inquire as to the propriety of such directions.

         D. Upon receipt of a Certificate directing payment, the Custodian shall disburse moneys from the Fund Assets in payment of the Custodian's fees and expenses as provided in Article VIII hereof.

                                    ARTICLE V

                             CUSTODY OF FUND ASSETS
                             ----------------------

         A. The Custodian shall open and maintain a separate bank account or accounts in the United States in the name of the Fund, subject only to draft or order by the Custodian acting pursuant to the terms of this Agreement, and shall hold all cash received by it from or for the account of the Fund, other than cash maintained by the Fund in a bank account established and used by the Fund in accordance with Rule 17f-3 under the Act. Moneys held by the Custodian on behalf of the Fund may be deposited by the Custodian to its credit as Custodian in the banking department of the Custodian. Such moneys shall be deposited by the Custodian in its capacity as such, and shall be withdrawable by the Custodian only in such capacity.

         B. The Custodian shall hold all Securities delivered to it in safekeeping in a separate account or accounts maintained at Star Bank, N.A. for the benefit of the Fund.

         C. All Securities held which are issued or issuable only in bearer form, shall be held by the Custodian in that form; all other Securities held for the Fund shall be registered in the name of the Custodian or its nominee. The Fund agrees to furnish to the Custodian appropriate instruments to enable the Custodian to hold, or deliver in proper form for transfer, any Securities that it may hold for the account of the Fund and which may, from time to time, be registered in the name of the Fund.

         D. With respect to all Securities held for the Fund , the Custodian shall on a timely basis (concerning items 1 and 2 below, as defined in the Custodian's Standards of Service Guide, as amended from time to time, annexed hereto as Appendix C):

                  1.) Collect all income due and payable with respect to such Securities;
                  2.) Present for payment and collect amounts payable upon all Securities which may mature or be called, redeemed, or retired, or otherwise become payable;
                  3.) Surrender Securities in temporary form for definitive Securities; and
                  4.) Execute, as agent, any necessary declarations or certificates of ownership under the Federal income tax laws or the laws or regulations of any other taxing authority, including any foreign taxing authority, now or hereafter in effect.

         E. Upon receipt of a Certificate AND NOT OTHERWISE, the Custodian shall:

                  1.) Execute and deliver to such persons as may be designated in such Certificate proxies, consents, authorizations, and any other instruments whereby the authority of the Fund as beneficial owner of any Securities may be exercised;

                  2.) Deliver any Securities in exchange for other Securities or cash issued or paid in connection with the liquidation, reorganization, refinancing, merger, consolidation, or recapitalization of any trust, or the exercise of any conversion privilege;

                  3.) Deliver any Securities to any protective committee, reorganization committee, or other person in connection with the reorganization, refinancing, merger, consolidation, recapitalization, or sale of assets of any trust, and receive and hold under the terms of this Agreement such certificates of deposit, interim receipts or other instruments or documents as may be issued to it to evidence such delivery;

                  4.) Make such transfers or exchanges of the assets of the Fund and take such other steps as shall be stated in said Certificate to be for the purpose of effectuating any duly authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of the Fund; and

                  5.) Deliver any Securities held for the Fund to the depository agent for tender or other similar offers.

         F. The Custodian shall promptly deliver to the Fund all notices, proxy material and executed but unvoted proxies pertaining to shareholder meetings of Securities held by the Fund. The Custodian shall not vote or authorize the voting of any Securities or give any consent, waiver or approval with respect thereto unless so directed by a Certificate or Written Instruction.

         G. The Custodian shall promptly deliver to the Fund all information received by the Custodian and pertaining to Securities held by the Fund with respect to tender or exchange offers, calls for redemption or purchase, or expiration of rights.

                                   ARTICLE VI

                         PURCHASE AND SALE OF SECURITIES
                         -------------------------------

         A. Promptly after each purchase of Securities by the Fund, the Fund shall deliver to the Custodian (i) with respect to each purchase of Securities which are not Money Market Securities, Written Instructions, and (ii) with respect to each purchase of Money Market Securities, Written Instructions or Oral Instructions, specifying with respect to each such purchase the;

                  1.)      name of the issuer and the title of the Securities,

                  2.) principal amount purchased and accrued interest, if any,

                  3.)      date of purchase and settlement,

                  4.)      purchase price per unit,

                  5.)      total amount payable, and

                  6.) name of the person from whom, or the broker through which, the purchase was made.

The Custodian shall, against receipt of Securities purchased by or for the Fund, pay out of the Fund Assets, the total amount payable to the person from whom or the broker through which the purchase was made, provided that the same conforms to the total amount payable as set forth in such Written Instructions or Oral Instructions, as the case may be.

         B. Promptly after each sale of Securities by the Fund, the Fund shall deliver to the Custodian (i) with respect to each sale of Securities which are not Money Market Securities, Written Instructions, and (ii) with respect to each sale of Money Market Securities, Written Instructions or Oral Instructions, specifying with respect to each such sale the;

                  1.)      name of the issuer and the title of the Securities,

                  2.)      principal amount sold and accrued interest, if any,

                  3.)      date of sale and settlement,

                  4.)      sale price per unit,

                  5.)      total amount receivable, and

                  6.) name of the person to whom, or the broker through which, the sale was made.

The Custodian shall deliver the Securities against receipt of the total amount receivable, provided that the same conforms to the total amount receivable as set forth in such Written Instructions or Oral Instructions, as the case may be.

         C. On contractual settlement date, the account of the Fund will be charged for all purchased Securities settling on that day, regardless of whether or not delivery is made. Likewise, on contractual settlement date, proceeds from the sale of Securities settling that day will be credited to the account of the Fund, irrespective of delivery.

         D. Purchases and sales of Securities effected by the Custodian will be made on a delivery versus payment basis. The Custodian may, in its sole discretion, upon receipt of a Certificate, elect to settle a purchase or sale transaction in some other manner, but only upon receipt of acceptable indemnification from the Fund.

         E. The Custodian shall, upon receipt of a Written Instructions so directing it, establish and maintain a segregated account or accounts for and on behalf of the Fund. Cash and/or Securities may be transferred into such account or accounts for specific purposes, to-wit:

                  1.) in accordance with the provision of any agreement among the Fund, the Custodian, and a broker-dealer registered under the Securities and Exchange Act of 1934, as amended, and also a member of the National Association of Securities Dealers (NASD) (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of the Options Clearing Corporation and of any registered national securities exchange, the Commodity Futures Trading Commission, any registered contract market, or any similar organization or organizations requiring escrow or other similar arrangements in connection with transactions by the Fund;

                  2.) for purposes of segregating cash or government securities in connection with options purchased, sold, or written by the Fund or commodity futures contracts or options thereon purchased or sold by the Fund;

                  3.) for the purpose of compliance by the fund with the procedures required for reverse repurchase agreements, firm commitment agreements, standby commitment agreements, and short sales by Act Release No. 10666, or any subsequent release or releases or rule of the Securities and Exchange Commission relating to the maintenance of segregated accounts by registered investment companies; and

                  4.) for other corporate purposes, ONLY IN THE CASE OF THIS CLAUSE 4 upon receipt of a copy of a resolution of the Board of Trustees of the Fund, certified by the Secretary of the Fund, setting forth the purposes of such segregated account.

         F. Except as otherwise may be agreed upon by the parties hereto, the Custodian shall not be required to comply with any Written Instructions to settle the purchase of any Securities on behalf of the Fund unless there is sufficient cash in the account(s) at the time or to settle the sale of any Securities from an account(s) unless such Securities are in deliverable form. Notwithstanding the foregoing, if the purchase price of such Securities exceeds the amount of cash in the account(s) at the time of such purchase, the Custodian may, in its sole discretion, advance the amount of the difference in order to settle the purchase of such Securities. The amount of any such advance shall be deemed a loan from the Custodian to the Fund payable on demand and bearing interest accruing from the date such loan is made up to but not including the date such loan is repaid at a rate per annum customarily charged by the Custodian on similar loans.

                                   ARTICLE VII

                                FUND INDEBTEDNESS
                                -----------------

         In connection with any borrowings by the Fund, the Fund will cause to be delivered to the Custodian by a bank or broker requiring Securities as collateral for such borrowings (including the Custodian if the borrowing is from the Custodian), a notice or undertaking in the form currently employed by such bank or broker setting forth the amount of collateral. The Fund shall promptly deliver to the Custodian a Certificate specifying with respect to each such borrowing: (a) the name of the bank or broker, (b) the amount and terms of the borrowing, which may be set forth by incorporating by reference an attached promissory note duly endorsed by the Fund, or a loan agreement, (c) the date, and time if known, on which the loan is to be entered into, (d) the date on which the loan becomes due and payable, (e) the total amount payable to the Fund on the borrowing date, and (f) the description of the Securities securing the loan, including the name of the issuer, the title and the number of shares or the principal amount. The Custodian shall deliver on the borrowing date specified in the Certificate the required collateral against the lender's delivery of the total loan amount then payable, provided that the same conforms to that which is described in the Certificate. The Custodian shall deliver, in the manner directed by the Fund, such Securities as additional collateral, as may be specified in a Certificate, to secure further any transaction described in this Article VII. The Fund shall cause all Securities released from collateral status to be returned directly to the Custodian and the Custodian shall receive from time to time such return of collateral as may be tendered to it.

         The Custodian may, at the option of the lender, keep such collateral in its possession, subject to all rights therein given to the lender because of the loan. The Custodian may require such reasonable conditions regarding such collateral and its dealings with third-party lenders as it may deem appropriate.

                                  ARTICLE VIII

                            CONCERNING THE CUSTODIAN
                            ------------------------

         A. Except as otherwise provided herein, the Custodian shall no be liable for any loss or damage resulting from its action or omission to act or otherwise, except for any such loss or damage arising out of its own gross negligence or willful misconduct. The Fund shall defend, indemnify and hold harmless the Custodian and its directors, officers, employees and agents with respect to any loss, claim, liability or cost (including reasonable attorneys' fees) arising or alleged to arise from or relating to the Fund's duties hereunder or any other action or inaction of the Fund or its Trustees, officers, employees or agents, except such as may arise from the negligent action, omission, willful misconduct or breach of this Agreement by the Custodian. The Custodian may, with respect to questions of law, apply for and obtain the advice and opinion of counsel, at the expense of the Fund, and shall be fully protected with respect to anything done or omitted by it in good faith in conformity with the advice or opinion of counsel. The provisions under this paragraph shall survive the termination of this Agreement.

         B. Without limiting the generality of the foregoing, the Custodian, acting in the capacity of Custodian hereunder, shall be under no obligation to inquire into, and shall not be liable for:

         1.) The validity of the issue of any Securities purchased by or for the account of the Fund, the legality of the purchase thereof, or the propriety of the amount paid therefor;

         2.) The legality of the sale of any Securities by or for the account of the Fund, or the propriety of the amount for which the same are sold;

         3.) The legality of the issue or sale of any shares of the Fund, or the sufficiency of the amount to be received therefor;

         4.) The legality of the redemption of any shares of the Fund, or the propriety of the amount to be paid therefor;

         5.) The legality of the declaration or payment of any dividend by the Fund in respect of shares of the Fund;

         6.) The legality of any borrowing by the Fund on behalf of the Fund, using Securities as collateral;

         C. The Custodian shall not be under any duty or obligation to take action to effect collection of any amount due to the Fund from any Dividend and Transfer Agent of the Fund nor to take any action to effect payment or distribution by any Dividend and Transfer Agent of the Fund of any amount paid by the Custodian to any Dividend and Transfer Agent of the Fund in accordance with this Agreement.

         D. Notwithstanding Section D of Article V, the Custodian shall not be under any duty or obligation to take action to effect collection of any amount, if the Securities upon which such amount is payable are in default, or if payment is refused after due demand or presentation, unless and until (i) it shall be directed to take such action by a Certificate and (ii) it shall be assured to its satisfaction (including prepayment thereof) of reimbursement of its costs and expenses in connection with any such action.

         E. The Fund acknowledges and hereby authorizes the Custodian to hold Securities through its various agents described in Appendix B annexed hereto. The Fund hereby represents that such authorization has been duly approved by the Board of Trustees of the Fund as required by the Act. The Custodian acknowledges that although certain Fund Assets are held by its agents, the Custodian remains primarily liable for the safekeeping of the Fund Assets.

         In addition, the Fund acknowledges that the Custodian may appoint one or more financial institutions, as agent or agents or as sub-custodian or sub-custodians, including, but not limited to, banking institutions located in foreign countries, for the purpose of holding Securities and moneys at any time owned by the Fund. The Custodian shall not be relieved of any obligation or liability under this Agreement in connection with the appointment or activities of such agents or sub-custodians. Any such agent or sub-custodian shall be qualified to serve as such for assets of investment companies registered under the Act. Upon request, the Custodian shall promptly forward to the Fund any documents it receives from any agent or sub-custodian appointed hereunder which may assist trustees of registered investment companies fulfill their responsibilities under Rule 17f-5 of the Act.

         F. The Custodian shall not be under any duty or obligation to ascertain whether any Securities at any time delivered to or held by it for the account of the Fund are such as properly may be held by the Fund under the provisions of the Articles of Incorporation and the Fund's By-Laws.

         G. The Custodian shall treat all records and other information relating to the Fund and the Fund Assets as confidential and shall not disclose any such records or information to any other person unless (i) the Fund shall have consented thereto in writing or (ii) such disclosure is required by law.

         H. The Custodian shall be entitled to receive and the Fund agrees to pay to the Custodian such compensation as shall be determined pursuant to Appendix D attached hereto, or as shall be determined pursuant to amendments to such Appendix D. The Custodian shall be entitled to charge against any money held by it for the account of the Fund, the amount of any of its fees, any loss, damage, liability or expense, including counsel fees. The expenses which the Custodian may charge against the account of the Fund include, but are not limited to, the expenses of agents or sub-custodians incurred in settling transactions involving the purchase and sale of Securities of the Fund.

         I. The Custodian shall be entitled to rely upon any Oral Instructions and any Written Instructions. The Fund agrees to forward to the Custodian Written Instructions confirming Oral Instructions in such a manner so that such Written Instructions are received by the Custodian, whether by hand delivery, facsimile or otherwise, on the same business day on which such Oral Instructions were given. The Fund agrees that the failure of the Custodian to receive such confirming instructions shall in no way affect the validity of the transactions or enforceability of the transactions hereby authorized by the Fund. The Fund agrees that the Custodian shall incur no liability to the Fund for acting upon Oral Instructions given to the Custodian hereunder concerning such transactions.

         J. The Custodian will (i) set up and maintain proper books of account and complete records of all transactions in the accounts maintained by the Custodian hereunder in such manner as will meet the obligations of the Fund under the Act, with particular attention to Section 31 thereof and Rules 31a-1 and 31a-2 thereunder and those records are the property of the Fund, and (ii) preserve for the periods prescribed by applicable Federal statute or regulation all records required to be so preserved. All such books and records shall be the property of the Fund, and shall be open to inspection and audit at reasonable times and with prior notice by Officers and auditors employed by the Fund.

         K. The Custodian shall send to the Fund any report received on the systems of internal accounting control of the Custodian, or its agents or sub-custodians as the Fund may reasonably request from time to time.

         L. The Custodian performs only the services of a custodian and shall have no responsibility for the management, investment or reinvestment of the Securities from time to time owned by the Fund. The Custodian is not a selling agent for shares of the Fund and performance of its duties as custodian shall not be deemed to be a recommendation to the Fund's depositors or others of shares of the Fund as an investment.

         M. The Custodian shall take all reasonable action, that the Fund may from time to time request, to assist the Fund in obtaining favorable opinions from the Fund's independent accountants, with respect to the Custodian's activities hereunder, in connection with the preparation of the Fund's Form N-1A, Form N-SAR, or other annual reports to the Securities and Exchange Commission.

         N. The Fund hereby pledges to and grants the Custodian a security interest in any Fund Assets to secure the payment of any liabilities of the Fund to the Custodian, whether acting in its capacity as Custodian or otherwise, or on account of money borrowed from the Custodian. This pledge is in addition to any other pledge of collateral by the Fund to the Custodian.

                                    ARTICLE X

                                   TERMINATION
                                   -----------

         A. Either of the parties hereto may terminate this Agreement for any reason by giving to the other party a notice in writing specifying the date of such termination, which shall be not less than ninety (90) days after the date of giving of such notice. If such notice is given by the Fund, it shall be accompanied by a copy of a resolution of the Board of Trustees of the Fund, certified by the

Secretary of the Fund, electing to terminate this Agreement and designating a successor custodian or custodians. In the event such notice is given by the Custodian, the Fund shall, on or before the termination date, deliver to the Custodian a copy of a resolution of the Board of Trustees of the Fund, certified by the Secretary, designating a successor custodian or custodians to act on behalf of the Fund. In the absence of such designation by the Fund, the Custodian may designate a successor custodian which shall be a bank or trust company having not less than $100,000,000 aggregate capital, surplus, and undivided profits. Upon the date set forth in such notice this Agreement shall terminate, and the Custodian, provided that it has received a notice of acceptance by the successor custodian, shall deliver, on that date, directly to the successor custodian all Securities and monies then owned by the Fund and held by it as Custodian. Upon termination of this Agreement, the Fund shall pay to the Custodian on behalf of the Fund such compensation as may be due as of the date of such termination. The Fund agrees on behalf of the Fund that the Custodian shall be reimbursed for its reasonable costs in connection with the termination of this Agreement.

         B. If a successor custodian is not designated by the Fund, or by the Custodian in accordance with the preceding paragraph, or the designated successor cannot or will not serve, the Fund shall, upon the delivery by the Custodian to the Fund of all Securities (other than Securities held in the Book-Entry System which cannot be delivered to the Fund) and moneys then owned by the Fund, be deemed to be the custodian for the Fund, and the Custodian shall thereby be relieved of all duties and responsibilities pursuant to this Agreement, other than the duty with respect to Securities held in the Book-Entry System, which cannot be delivered to the Fund, which shall be held by the Custodian in accordance with this Agreement.

                                   ARTICLE XI

                                  MISCELLANEOUS
                                  -------------

         A. Appendix A sets forth the names and the signatures of all Authorized Persons, as certified by the Secretary of the Fund. The Fund agrees to furnish to the Custodian a new Appendix A in form similar to the attached Appendix A, if any present Authorized Person ceases to be an Authorized Person or if any other or additional Authorized Persons are elected or appointed. Until such new Appendix A shall be received, the Custodian shall be fully protected in acting under the provisions of this Agreement upon Oral Instructions or signatures of the then current Authorized Persons as set forth in the last delivered Appendix A.

         B. No recourse under any obligation of this Agreement or for any claim based thereon shall be had against any organizer, shareholder, Officer, Director, past, present or future as such, of the Fund or of any predecessor or successor, either directly or through the Fund or any such predecessor or successor, whether by virtue of any constitution, statute or rule of law or equity, or be the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that this Agreement and the obligations thereunder are enforceable solely against the Fund, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the organizers, shareholders, Officers, Trustees of the Fund or of any predecessor or successor, or any of them as such. To the extent that any such liability exists, it is hereby expressly waived and released by the Custodian as a condition of, and as a consideration for, the execution of this Agreement.

         C. The obligations set forth in this Agreement as having been made by the Fund have been made by the Board of Trustees, acting as such Trustees for and on behalf of the Fund, pursuant to the authority vested in them under the laws of the State of Ohio, the Declaration of Trust and the By-Laws of the Fund. This Agreement has been executed by Officers of the Fund as officers, and not individually, and the obligations contained herein are not binding upon any of the Trustees, Officers, agents or holders of shares, personally, but bind only the Fund.

         D. Provisions of the Prospectus and any other documents (including advertising material) specifically mentioning the Custodian (other than merely by name and address) shall be reviewed with the Custodian by the Fund prior to publication and/or dissemination or distribution, and shall be subject to the consent of the Custodian.

         E. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Custodian, shall be sufficiently given if addressed to the Custodian and mailed or delivered to it at its offices at Star Bank Center, 425 Walnut Street, M. L. 6118, Cincinnati, Ohio 45202, attention Mutual Fund Custody Department, or at such other place as the Custodian may from time to time designate in writing.

         F. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Fund shall be sufficiently given when delivered to the Fund or on the second business day following the time such notice is deposited in the U.S. mail postage prepaid and addressed to the Fund at its office at Maxus Investment Group, 28601 Chagrin Blvd., Suite 500, Cleveland, Ohio 44122 or at such other place as the Fund may from time to time designate in writing.

         G. This Agreement, with the exception of the Appendices, may not be amended or modified in any manner except by a written agreement executed by both parties with the same formality as this Agreement, and authorized and approved by a resolution of the Board of Trustees of the Fund.

         H. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Fund or by the Custodian and no attempted assignment by the Fund or the Custodian shall be effective without the written consent of the other party hereto.

         I. This Agreement shall be construed in accordance with the laws of the State of Ohio.

         J. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective Officers, thereunto duly authorized as of the day and year first above written.

ATTEST:                                     MAXUS EQUITY FUND
/s/ Lynn Saralli                            By:     /s/ Richard A. Barone
------------------------                            ----------------------------
                                            Title:     Chairman
                                                    ----------------------------

ATTEST:                                     STAR BANK, N.A.

                                            By:     /s/ Marsha A. Crofton
------------------------------                      ----------------------------
                                            Title:     Vice President
                                                    ----------------------------

                                   APPENDIX A

                                    Authorized Persons                 Specimen Signatures
                                    ------------------                 -------------------

Chairman:                           Richard A. Barone                  /s/ Richard A. Barone
                                    ------------------                 ---------------------

President:
                                    ------------------                 ----------------------

Secretary:                          Robert W. Curtin                   /s/ Robert W. Curtin
                                    ------------------                 --------------------

Vice President:                     James C. Onorato                   /s/ James C. Onorato
                                    -----------------                  --------------------

Controller:
                                    ------------------                 ----------------------

Adviser Employees:                  Lynn C. Saralli                    /s/ Lynn Saralli
                                    ------------------                 ----------------------

Transfer Agent/Fund Accountant

Employees:
                                    ------------------                 ----------------------
                                                                       /s/ Robin M. Hanks
                                    ------------------                 ----------------------
                                                                       /s/ Robin D. Haffa
                                    ------------------                 ----------------------

                                    ------------------                 ----------------------

                                   APPENDIX B

The following agents are employed currently by Star Bank, N.A. for securities processing and control . . .

               The Depository Trust Company (New York)
               7 Hanover Square
               New York, NY 10004

               The Federal Reserve Bank
               Cincinnati and Cleveland Branches

               Bankers Trust Company
               16 Wall Street
               New York, NY 10005
               (For Foreign Securities and certain non-DTC eligible Securities)

                                   APPENDIX C

                                 STAR BANK, N.A.
                           STANDARDS OF SERVICE GUIDE

         Star Bank, N.A. is committed to providing superior quality service to all customers and their agents at all times. We have compiled this guide as a tool for our clients to determine our standards for the processing of security settlements, payment collection, and capital change transactions. Deadlines recited in this guide represent the times required for Star Bank to guarantee processing. Failure to meet these deadlines will result in settlement it our client's risk. In all cases, Star Bank will make every effort to compete all processing on a timely basis.

         Star Bank is a direct participant of the Depository Trust Company, a direct member of the Federal Reserve Bank of Cleveland, and utilizes the Bankers Trust Company as its agent for ineligible and foreign securities.

         For corporate reorganizations, Star Bank utilizes SEI's Reorg Source, Financial Information, Inc., XCITEK, DTC Important Notices, and THE WALL STREET JOURNAL.

         For bond calls and mandatory puts, Star Bank utilizes SEI's Bond Source, Kenny Information Systems, Standard & Poor's Corporation, and DTC Important Notices. Star Bank will not notify clients of optional put opportunities.

         Any securities delivered free to Star Bank or its agents must be received three (3) business days prior to any payment or settlement in order for the Star Bank standards of service to apply.

         Should you have any questions regarding the information contained in this guide, please feel free to contact your account representative.

                  The information contained in this Standards of Service Guide is subject to change. Should any changes be made Star Bank will provide you with an updated copy of its Standards of Service Guide.

                     STAR BANK SECURITY SETTLEMENT STANDARDS

-----------------------------             -------------------------------------             ---------------------------
TRANSACTION TYPE                              INSTRUCTIONS DEADLINES*                         DELIVERY INSTRUCTIONS
-----------------------------             -------------------------------------             ---------------------------
DTC - Clearing House Funds                    11:00 A.M. on Settlement Date                     DTC Participant #2219
                                                                                                For Account #________

DTC - Same Day Funds                          12:30 P.M. on Settlement Date                     DTC Participant #2219
Settlement                                                                                      For Account #________

Federal Reserve Book Entry                    1:00 P.M. on Settlement Date                      Federal Reserve Bank of
                                                                                                Cinti/Trust for Star Bank, N.A.
                                                                                                ABA #042000013
                                                                                                For Account #________

Federal Reserve Book Entry                    1:00 P.M. on Settlement Date                      Federal Reserve Bank of
(Repurchase Agreement                                                                           Cinti/Spec for Star Bank, N.A.
Collateral Only)                                                                                ABA #042000013
                                                                                                For Account #________

PTC Securities (GNMA Book                     12:00 P.M. on Settlement Date (for                PTC For Account
Entry)                                        Deliveries by 5:00 P.M. on Settlement             BTRST/CUST Sub Account:

                                              Date minus 1)                                     Star Bank, N.A. #090334
Physical Securities                           10:00 A.M. EST on Settlement Date                 Bankers Trust Company
                                              (for Deliveries, by 4:00 P.M. on                  16 Wall Street 4th Floor,
                                              Settlement Date minus 1)                          Window 43 for Star Bank

                                                                                                Account #090334

CEDEL/EURO-CLEAR                              4:00 P.M. on Settlement Date minus 3              Euroclear Via Cedel Bridge
                                                                                                In favor of Bankers Trust
                                                                                                Comp Cedel 53355
                                                                                                For Star Bank Account
                                                                                                #501526354

Cash Wire Transfer                            3:00 P.M.                                         Star Bank, N.A. Cinti/Trust
                                                                                                ABA #042000013
                                                                                                Credit Account #9901877
                                                                                                Further Credit to ________
                                                                                                Account #________

--------

* All times listed are Cincinnati time.

                           STAR BANK PAYMENT STANDARDS

-----------------------------------------------------  ---------------------------------------  ------------------------
SECURITY TYPE                                          INCOME                                   PRINCIPAL
-----------------------------------------------------  ---------------------------------------  ------------------------
Equities                                               Payable Date + 1

Municipal Bonds*                                       Payable Date                             Payable Date

Corporate Bonds*                                       Payable Date + 1                         Payable Date

Federal Reserve Bank Book Entry*                       Payable Date                             Payable Date

PTC GNMA's (P&I)                                       Payable Date + 1                         Payable Date + 1

CMOs*
  DTC                                                  Payable Date + 1                         Payable Date + 1
  Bankers Trust                                        Payable Date + 2                         Payable Date + 2

SBA Loan Certificates                                  When Received                            When Received

Unit Investment Trust Certificates*                    Payable Date + 1                         Payable Date + 1

Certificates of Deposit*                               Payable Date + 1                         Payable Date + 1

Limited Partnerships                                   When Received                            When Received

Foreign Securities                                     When Received                            When Received

*Variable Rate Securities
   Federal Reserve Bank Book Entry                     Payable Date                             Payable Date
   DTC                                                 Payable Date + 1                         Payable Date +1
   Bankers Trust                                       Payable Date + 2                         Payable Date + 2

         NOTE: If a payable date falls on a weekend or bank holiday, payment will be made on the immediately following business day.

                  STAR BANK CORPORATE REORGANIZATION STANDARDS

---------------------------  ------------------------------------------  -------------------------------------  -------------------
TYPE OF ACTION               NOTIFICATION OF CLIENT                      DEADLINE FOR CLIENT INSTRUCTIONS       TRANSACTION POSTING
                                                                         TO STAR BANK
---------------------------  ------------------------------------------  -------------------------------------  -------------------
RIGHTS, WARRANTS, AND        LATER OF 10 BUSINESS DAYS PRIOR TO          5 BUSINESS DAYS PRIOR TO EXPIRATION    UPON RECEIPT
OPTIONAL MERGERS             EXPIRATION OR RECEIPT OF NOTICE

MANDATORY PUTS WITH OPTION   LATER OF 10 BUSINESS DAYS PRIOR TO          5 BUSINESS DAYS PRIOR TO EXPIRATION    UPON RECEIPT
TO RETAIN                    EXPIRATION

CLASS ACTIONS                10 BUSINESS DAYS PRIOR TO EXPIRATION DATE   5 BUSINESS DAYS PRIOR TO EXPIRATION    UPON RECEIPT

VOLUNTARY TENDERS,           LATER OF 10 BUSINESS DAYS PRIOR TO          5 BUSINESS DAYS PRIOR TO EXPIRATION    UPON RECEIPT
EXCHANGES, AND CONVERSIONS   EXPIRATION OR RECEIPT OF NOTICE

MANDATORY PUTS, DEFAULTS,    AT POSTING OF FUNDS OR SECURITIES RECEIVED  NONE                                   UPON RECEIPT
LIQUIDATIONS, BANKRUPTCIES,
STOCK SPLITS, MANDATORY
EXCHANGES

FULL AND PARTIAL CALLS       LATER OF 10 BUSINESS DAYS PRIOR TO          NONE                                   UPON RECEIPT
                             EXPIRATION OR RECEIPT OF NOTICE

NOTE: FRACTIONAL SHARES/PAR AMOUNTS RESULTING FROM ANY OF THE ABOVE WILL BE
SOLD.

                                   APPENDIX D

                                 STAR BANK, N.A.
                 CUSTODY FEE SCHEDULE FOR MAXUS FAMILY OF FUNDS

Star Bank, N.A., as Custodian, will receive monthly compensation for services according to the terms of the following Schedule:

I.       PORTFOLIO TRANSACTION FEES:
         --------------------------

         (a)      For each repurchase agreement transaction                                $7.00

         (b)      For each portfolio transaction processed through
                  DTC or Federal Reserve                                                   $9.00

         (c)      For each portfolio transaction processed through
                  our New York custodian                                                  $25.00

         (d)      For each GNMA/Amortized Security Purchase                               $16.00

         (e)      For each GNMA Prin/Int Paydown, GNMA Sales                               $8.00

         (f)      For each option/future contract written,
                  exercised or expired                                                    $40.00

         (g)      For each Cedel/Euro clear transaction                                   $80.00

         (h)      For each Disbursement (Fund expenses only)                               $5.00

A transaction is a purchase/sale of a security, free receipt/free delivery (excludes initial conversion), maturity, tender or exchange:

II.      MARKET VALUE FEE  (Collective for all funds)
         ----------------
         Based upon an annual rate of:               Million
                                                     -------
         .0004 (4 Basis Points) on First             $10
         .0003 (3 Basis Points) on Next              $20
         .0002 (2 Basis Points) on Next              $20
         .00015 (1.5 Basis Points) on                Balance

III.     MONTHLY MINIMUM FEE-PER FUND (Collective for all funds) $1,200.00
         ----------------------------

IV.      OUT-OF-POCKET EXPENSES
         ----------------------

         The only out-of-pocket expenses charged to your account will be shipping fees or transfer fees.

V.       TURNKEY IRA SERVICES
         --------------------

         See Attached IRA Fee Page.

VI.      EARNINGS CREDIT
         ---------------

         On a monthly basis any earnings credits generated from uninvested custody balances will be applied against any cash management service fees generated. Earnings credits are based on the average yield on the 91 day U.S. Treasury Bill for the preceding thirteen weeks less the 10% reserve.

                                   APPENDIX D

                                    STAR BANK
                          CASH MANAGEMENT FEE SCHEDULE
                                       FOR
                            THE MAXUS FAMILY OF FUNDS

         SERVICES                                           UNIT COST                 MONTHLY COST
         --------                                           ---------                 ------------

D.D.A. Account Maintenance                                                                  $12.00
Deposits                                                        .37
Deposited Items                                                 .105
Checks Paid                                                     .159
Balance Reporting - P.C. Access                                                              50.00
ACH Transaction                                                 .085
ACH Monthly Maintenance                                       40.00
Controlled Disbursement (lst account)                                                       110.00
         Each additional account                                                             25.00
Deposited Items Returned                                       5.00
NSF                                                           20.00
Data Transmission per account                                                               110.00
Data Capture*                                                   .10
Drafts Cleared                                                  .179
Lockbox Maintenance**                                                                        55.00
Lockbox items Processed
(with copy of check)                                            .32
(without copy of check)                                         .24
Wires - Outgoing (Repetitive)                                 10.00
         (Non-Repetitive)                                     11.00
- Incoming (With Notification)                                10.00
PC - initiated wire (outgoing)
         (Repetitive)                                          8.50
         (Non-Repetitive)                                      9.00
Stop Payments                                                 20.00

***Uncollected Charge                                  Star Bank Prime Rate as of
                                                        first of month plus 4%

*        Price can vary depending upon what information needs to be captured
** With the use of lockbox, the collected balance in the demand deposit account will be significantly increased and therefore earnings to offset cash management service fees will be maximized.
*** Fees for uncollected balances are figured on the monthly average of all combined accounts.

                                   APPENDIX D

                                 STAR BANK, N.A.
                    THIRD PARTY ACCESS COMPENSATION SCHEDULE
                                       FOR
                            THE MAXUS FAMILY OF FUNDS

Third Party access is available within two (2) weeks and requires dial-up software which will allow your organization to access its Star Bank account from any location.

REQUIREMENTS AND EXPENSES
-------------------------

         There will be a one time expense for the purchase of software from SEI which includes internal password control and ability to dial a local
         IBM Information Systems number.
         (Generally anywhere in the continental U.S.A.)                                    $225.00


ONGOING EXPENSES
----------------

         Telephone Connect time                                                            $   .37/minute

                                   APPENDIX D

                          COST OF TURNKEY IRA SERVICES
                                       FOR
                              MAXUS FAMILY OF FUNDS

Custody and Account Maintenance Per IRA Account/Per Year                                         $14

-        Includes toll-free technical support and monthly IRA Newsletter.

         -        Each withdrawal form*                                                          .07
         -        Each election form*                                                            .07
         -        Each plan agreement/disclosure statement*                                      .60 -.70
                  and account application

         -        Future account deposit form*                                                   .07
                  (additional deposits to existing IRA)

         Other
         -----

         -        Conversion of each existing IRA account (if applicable)                        $1
         -        IRA training session(s) for Shareholder Services                               Negotiated

                  Representatives.

-        Prices can vary depending on any custom features which may be desired.

See Exhibit One for Sample IRA Copies